UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2009

Barzel Industries Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33342 (Commission File Number)	20-4790836 (I.R.S. Employee Identification Number)

320 Norwood Park South – 2nd Floor
Norwood, Massachusetts 02062
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  781-762-0123

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Conditions.

On July 21, 2009, Barzel Industries Inc. (the “Company”) issued a press release announcing its financial results for the three months and six months ended May 30, 2009. The press release attached hereto as Exhibit 99.1 includes references to “Net Debt” and “Adjusted EBITDA,” which are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”).

Net Debt is defined by the Company as total debt less cash and cash equivalents. Net Debt does not purport to be an alternative to indebtedness. Net Debt is provided because the Company believes that net debt is generally accepted as providing useful information regarding a company's indebtedness and that net debt provides meaningful information to investors to assist them to analyze leverage.  Management uses net debt as well as other financial measures in connection with its decision making activities.  Net debt should not be considered in isolation or as a substitute for total debt or total debt and other long term obligations calculated in accordance with GAAP.  The Company’s method for calculating net debt may not be comparable to methods used by other companies.

Adjusted EBITDA is defined by the Company as net income (loss) before interest expense, income taxes, depreciation, and amortization, purchase price allocation to inventory, restructuring costs, goodwill impairment, trade name impairment and inventory write down. Adjusted EBITDA is provided because the Company believes that such non-GAAP financial measures are generally accepted as providing useful information regarding a company’s credit facilities and certain financial-based covenants and, accordingly, its ability to incur debt and maintain adequate liquidity. Such non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss), cash flows from continuing operations or other consolidated income or cash flow data prepared in accordance with GAAP. The Company's method for calculating such non-GAAP financial measures may not be comparable to methods used by other companies and is not the same as the method for calculating EBITDA under its senior secured revolving credit facility or its senior secured notes.

Any measure that excludes interest expense and loss on extinguishment of debt, depreciation and amortization, or income taxes has material limitations because the Company has borrowed money in order to finance its operations and its acquisitions, it uses capital and intangible assets in its business, and the payment of income taxes is a necessary element of its operations. Due to these limitations, the Company uses Adjusted EBITDA only in addition to and in conjunction with results presented in accordance with GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Because non-GAAP financial measures are not standardized, Net Debt and Adjusted EBITDA as defined by the Company may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare the Company’s use of Net Debt and Adjusted EBITDA with non-GAAP financial measures having the same or similar names used by other companies.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated July 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARZEL INDUSTRIES INC.
Date:	July 21, 2009	By:	/s/ Karen G. Narwold
			Name:	Karen G. Narwold
			Title:	Vice President, Strategic Counsel

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated July 21, 2009.